Exhibit 4.2

EXECUTION VERSION

TRUST SUPPLEMENT NO. 2020-1AA

Dated as of August 13, 2020

between

FEDERAL EXPRESS CORPORATION

and

WILMINGTON TRUST COMPANY
as Trustee,

To

PASS THROUGH TRUST AGREEMENT
Dated as of August 13, 2020

FedEx Pass Through Trust 2020-1AA
FedEx Pass Through Certificates,
Series 2020-1AA

i

EXHIBITS

Exhibit A	-	Form of Certificate
Exhibit B	-	DTC Letter of Representations
Exhibit C	-	Form of Parent Guarantee

SCHEDULES

Schedule I	-	Equipment Notes, Principal Amounts, Maturities and Aircraft
Schedule II	-	Note Documents

(ii)

TRUST SUPPLEMENT NO. 2020-1AA

This TRUST SUPPLEMENT NO. 2020-1AA, dated as of August 13, 2020 (as amended from time to time, the “Trust Supplement”), between FEDERAL EXPRESS CORPORATION, a Delaware corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company”), and Wilmington Trust Company, (together with any successor in interest and any successor or other trustee appointed as provided in the Basic Agreement, the “Trustee”) under the Pass Through Trust Agreement, dated as of August 13, 2020, between the Company and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, which is unlimited as to the aggregate face amount of Certificates that may be issued and authenticated thereunder, has heretofore been executed and delivered;

WHEREAS, the Company is the owner of the 19 aircraft described in Schedule I (the “Aircraft”), and the Company wishes to finance the Aircraft through the issuance of the Equipment Notes;

WHEREAS, pursuant to each Indenture, the Company will issue on a recourse basis Equipment Notes secured by the related Aircraft and may issue one or more series of Additional Equipment Notes and one or more series of Refinancing Equipment Notes;

WHEREAS, the Trustee shall hereby declare the creation of the Trust (as defined below) for the benefit of Holders of the Certificates (as defined below) to be issued in respect of such Trust, and the initial Holders of the Certificates, as grantors of such Trust, by their respective acceptances of the Certificates, shall join in the creation of the Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Trust will evidence Fractional Undivided Interests in the Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement, as supplemented by this Trust Supplement and the Participation Agreements, the Trustee on behalf of the Trust shall purchase the Equipment Notes issued by the Company pursuant to the Indentures related to the Aircraft having the identical interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

WHEREAS, pursuant to the terms and conditions of the Parent Guarantee (as defined below), the Parent (as defined below) has agreed to provide an unconditional guarantee for the benefit of the Trustee, the Subordination Agent and the Loan Trustee of the Company’s obligations under the Indentures, the Participation Agreements and the Equipment Notes;

WHEREAS, pursuant to the terms and conditions of the Intercreditor Agreement referred to in Section 3.02(j) hereof, the Trustee and the other parties thereto will agree to the terms of subordination set forth therein;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

WHEREAS, the Basic Agreement, as supplemented by this Trust Supplement, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01      Definitions. Unless otherwise specified herein or the context otherwise requires, capitalized terms used but not defined herein, including in the recitals hereto, shall have the respective meanings set forth, and shall be construed and interpreted in the manner described, in the Basic Agreement. As used herein, the term “Agreement” shall mean the Basic Agreement, as supplemented by this Trust Supplement. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used in this Trust Supplement which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement).

Additional Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Additional Certificates: Has the meaning specified in the Intercreditor Agreement.

Additional Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Additional Trust: Has the meaning specified in the Intercreditor Agreement.

Additional Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Affiliate: Has the meaning specified in the Intercreditor Agreement.

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Agreement: Has the meaning specified in the first paragraph of Section 1.01 of this Trust Supplement.

Aircraft: Has the meaning specified in the recitals to this Trust Supplement and shall include any Replacement Aircraft and any Substitute Aircraft (each as defined in the applicable Indenture) in replacement or substitution thereof in accordance with the applicable Indenture.

Applicable Participation Agreement: Has the meaning specified in Section 7.01(b) of this Trust Supplement.

Basic Agreement: Has the meaning specified in the preamble to this Trust Supplement.

Benefit Plan Investor:  Means (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) any plan, account or other arrangement to which Section 4975 of the Code applies or (c) any entity whose underlying assets include plan assets by reason of such employee benefit plan’s, plan’s, account’s or arrangement’s investment in the entity or otherwise.

Business Day: Has the meaning specified in the Intercreditor Agreement.

Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.

Certificate Buy-Out Event: Has the meaning specified in the Intercreditor Agreement.

Certificateholder: Means the Person in whose name a Certificate is registered in the Register for the Certificates of such Class.

Class: Has the meaning specified in the Intercreditor Agreement.

Code: Means the Internal Revenue Code of 1986, as amended.

Company: Has the meaning specified in the preamble to this Trust Supplement.

Corporate Trust Office: Has the meaning specified in the Intercreditor Agreement.

Definitive Certificates: Has the meaning specified in Section 4.01(e) of this Trust Supplement.

Distribution Date: Means a Regular Distribution Date or a Special Distribution Date.

DTC: Has the meaning specified in Section 3.02(f) of this Trust Supplement.

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DTC Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

ERISA: Means the Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to any Indenture, has the meaning specified in Section 4.01 of such Indenture.

Fractional Undivided Interests: Has the meaning specified in the Intercreditor Agreement.

Global Certificate: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Holder: Means a Certificateholder.

Indenture: Has the meaning specified in the Intercreditor Agreement.

Indirect Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Intercreditor Agreement: Has the meaning specified in Section 3.02(j) of this Trust Supplement.

Issuance Date: Has the meaning specified in Section 7.01(a) of this Trust Supplement.

Junior Additional Certificateholder: Means, with respect to any Additional Certificateholder exercising its right to purchase Certificates under Section 6.01 of this Trust Supplement, any holder of any class of Additional Certificates that rank junior, in priority of payment of “Expected Distributions” for such class under the Intercreditor Agreement, to the class of Additional Certificates held by such Additional Certificateholder.

Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.

Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Loan Trustee: Means, with respect to any Indenture, the bank, trust company or other financial institution designated as loan trustee thereunder, and any successor to such loan trustee.

Note Documents: Means, collectively, the Participation Agreements, the Indentures, each Indenture Supplement (as defined in any Indenture), each Manufacturer’s Consent (as defined in any Indenture), the Equipment Notes and the Parent Guarantee.

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Operative Agreements: Has the meaning specified in the Intercreditor Agreement.

Other Agreements: Means (i) any Additional Trust Agreement and (ii) any Refinancing Trust Agreement.

Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

Other Trusts: Means any Additional Trust or Trusts, or any Refinancing Trust or Trusts, in each case created by the applicable Other Agreement.

Parent: Means FedEx Corporation, a Delaware corporation.

Parent Guarantee: Means the guarantee provided by the Parent, dated as of the date hereof, substantially in the form of Exhibit C hereto, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms and the terms of the other Note Documents.

Participation Agreement: Has the meaning specified in the Intercreditor Agreement.

Paying Agent: Means the paying agent maintained and appointed for the  Certificates pursuant to Section 7.12 of the Basic Agreement.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Means (i) a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Code, (ii) a plan or arrangement which is a non-U.S., church or governmental plan or arrangement that is not subject to Title I of ERISA or Section 4975 of the Code but is subject to a Similar Law or (iii) any entity whose underlying assets are deemed to include the assets of any plan or arrangement described in (i) and (ii) above by virtue of the U.S. Department of Labor regulation in 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, or otherwise.

Plan Fiduciary: Has the meaning specified in Section 3.02(i) of this Trust Supplement.

Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Certificates less (ii) the aggregate amount of all distributions made as of such date in respect of the Certificates other than distributions made in respect of interest or Premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any distribution with respect to the payment of principal, if any, of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to the Certificateholders, if any, to be made on such date.

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Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any distribution with respect to payment of principal, if any, of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to the Certificateholders, if any, to be made on that date.

Premium: Has the meaning specified in the Intercreditor Agreement.

Prospectus Supplement: Means the final prospectus supplement, dated July 30, 2020, relating to the offering of the Certificates.

Rating Agencies: Has the meaning specified in the Intercreditor Agreement.

Refinancing Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Refinancing Certificates: Has the meaning specified in the Intercreditor Agreement.

Refinancing Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Refinancing Trust: Has the meaning specified in the Intercreditor Agreement.

Refinancing Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Regular Distribution Date: Has the meaning specified in Section 3.02(c) of this Trust Supplement.

Replacement Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.

Replacement Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Responsible Officer: Has the meaning specified in the Intercreditor Agreement.

Scheduled Payment: Has the meaning specified in the Intercreditor Agreement.

Securities Act: Means the Securities Act of 1933, as amended.

Similar Law: Means any non-U.S., federal, state, or local law or regulation which is substantially similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

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Special Distribution Date: Means each date on which a Special Payment is to be distributed as specified in this Agreement.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or the Collateral (as defined in any Indenture).

Special Payments Account: Means the account or accounts created and maintained for such series pursuant to Section 4.01(b) of the Basic Agreement (as modified by Section 7.01(c) of this Trust Supplement) and this Trust Supplement.

Subordination Agent: Has the meaning specified in the Intercreditor Agreement.

Triggering Event: Has the meaning specified in the Intercreditor Agreement.

Trust: Has the meaning specified in Section 2.01 of this Trust Supplement.

Trust Indenture Act: Means the Trust Indenture Act of 1939, as amended.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Trust, the Parent Guarantee, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Notes and (iii) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement, the Parent Guarantee or the Liquidity Facility.

Trust Supplement: Has the meaning specified in the preamble hereto.

Trustee: Has the meaning specified in the preamble to this Trust Supplement.

Underwriters: Means Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and Academy Securities, Inc.

Underwriting Agreement: Means the Underwriting Agreement, dated July 30, 2020, among the Representatives (as defined in the Underwriting Agreement) of the Underwriters and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

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Article II

DECLARATION OF TRUST

Section 2.01      Declaration of Trust. The Trustee hereby declares the creation of a Trust, designated the “FedEx Pass Through Trust 2020-1AA” (the “Trust”), for the benefit of the Holders of the Certificates to be issued in respect of such Trust, and the initial Holders of the Certificates, as grantors of such Trust, by their respective acceptances of the Certificates, join in the creation of such Trust with the Trustee. The Trustee, by the execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 7.01(b) of this Trust Supplement and the Participation Agreements and the Trustee will hold such right, title and interest for the benefit of all present and future Holders of the Certificates, upon the trusts set forth in the Basic Agreement and this Trust Supplement. The provisions of this Section 2.01 supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Trust.

Section 2.02      Permitted Activities. The Trust may only engage in the transactions contemplated by the Operative Agreements, subject to Section 10.05 of this Trust Supplement.

Article III

THE CERTIFICATES

Section 3.01      The Certificates. There is hereby created a series of Certificates to be issued under this Agreement designated as “FedEx Through Certificates, Series 2020-1AA” (the “Certificates”). Each Certificate represents a Fractional Undivided Interest in the Trust created hereby. The Certificates shall be the only instruments evidencing a Fractional Undivided Interest in the Trust. The Certificates do not represent indebtedness of the Trust, and references herein to interest accruing on the Certificates are included for purposes of computation only.

Section 3.02      Terms and Conditions. The terms and conditions applicable to the Certificates and the Trust are as follows:

(a)            The aggregate face amount of the Certificates that may be authenticated and delivered under this Agreement (except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement and Section 4.03 of this Trust Supplement) is $970,000,000.

(b)            [Reserved]

(c)            The distribution dates with respect to any payment of Scheduled Payments (each such distribution date, a “Regular Distribution Date”) shall be February 20 and August 20, commencing on February 20, 2021, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

(d)            The Special Distribution Date with respect to the Certificates means any Business Day on which a Special Payment is to be distributed pursuant to this Agreement.

(e)            [Reserved]

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(f)            The Certificates shall be in the form attached hereto as Exhibit A, shall be Book-Entry Certificates (subject to Section 3.05(d) of the Basic Agreement and Section 4.03 of this Trust Supplement), and shall be subject to the conditions set forth in the Letter of Representations between the Trust and The Depository Trust Company and any successor agency thereto (“DTC”), as initial Clearing Agency, attached hereto as Exhibit B.

(g)            The proceeds of the offering of Certificates issued by the Trust shall be used on the date hereof to acquire the Equipment Notes described in Schedule I that relate to the Aircraft and to the Note Documents described in Schedule II.

(h)            Any Person acquiring or accepting a Certificate or an interest therein will, by such acquisition or acceptance, be deemed to (i) represent and warrant to the Company, the Parent, the Loan Trustees and the Trustee that either (1) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold Certificates or an interest therein or (2) the purchase and holding of Certificates or an interests therein by such Person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of any Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law or otherwise will not constitute or result in a prohibited transaction under ERISA or the Code or a violation of any Similar Law and (ii) direct the Trustee to invest the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions of the Basic Agreement, this Trust Supplement, the Intercreditor Agreement, each Participation Agreement and the Parent Guarantee.

(i)            Each Person or transferee that acquires or holds any Certificate or any beneficial interest therein that is a Benefit Plan Investor will be deemed to represent, warrant and agree that (i) none of the Company, the Parent, the Underwriters, the Trustee, the Liquidity Provider, the Loan Trustee, the Subordination Agent or any of their respective affiliates or other persons that provide marketing services has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), has relied or will rely as a primary basis in connection with its decision to invest in the Certificates, and none of them is otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of the Certificates; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Certificates.

(j)            The Certificates will be subject to the following Intercreditor Agreement (and to the extent the terms thereof (including the definitions of defined terms) are inconsistent with the terms of this Agreement, such Intercreditor Agreement shall control): that certain Intercreditor Agreement, dated as of the date hereof, among Wilmington Trust Company, as Trustee BNP Paribas, acting through its New York branch, a société anonyme organized under the laws of France, as Liquidity Provider, and Wilmington Trust Company, as Subordination Agent thereunder (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”). Under Article VI hereof, the Holders of the Certificates, Additional Certificates (if issued) or Refinancing Certificates (if issued) shall have the rights and obligations upon the occurrence of a Certificate Buy Out Event set forth therein. The Trustee and, by acceptance of any Certificate, each Certificateholder thereof, agrees to be bound by all of the provisions of the Intercreditor Agreement, including the subordination provisions of Section 9.09 thereof.

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(k)            [Reserved]

(l)            The Certificates will have the benefit of the following liquidity facility: that certain Revolving Credit Agreement (2020-1AA), dated as of the date hereof, between Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the Trust, and the Liquidity Provider.

(m)            The Responsible Party is the Company.

(n)            The Company, the Parent, any other obligor upon the Certificates, and any Affiliate of any thereof may acquire, tender for, purchase, own, hold, become the pledgee of and otherwise deal with any Certificate.

(o)            The Parent will provide a guarantee, substantially in the form of Exhibit C hereto.

Article IV

ISSUANCE AND TRANSFER OF THE CERTIFICATES

Section 4.01      Issuance of Certificates. (a) The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. Each Certificate shall be dated the date of its authentication.

(a)            The Certificates shall be issued initially in the form of one or more global Certificates in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto (each, a “Global Certificate”), duly executed and authenticated by the Trustee as hereinafter provided. Each Global Certificate will be registered in the name of a nominee for DTC for credit to the account of members of, or participants in, DTC (“DTC Participants”) or to the account of indirect participants that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”), and will be deposited with the Trustee, as custodian for DTC. The aggregate principal amount of a Global Certificate may from time to time be decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC or its nominee, as hereinafter provided, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Certificate.

(b)            [Reserved]

(c)            [Reserved]

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(d)            Certificated Certificates in registered form shall be issued only under the circumstances set forth in Section 4.03(b) hereof, in substantially the form set forth as Exhibit A hereto (the “Definitive Certificates”) and shall be in fully registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Definitive Certificates, as evidenced by their execution of such Definitive Certificates.

Section 4.02      Legends. (a) Each Global Certificate shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(b)            Each Certificate shall bear the following legend on the face thereof:

BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT EITHER (1) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE OR AN INTEREST HEREIN, OR (2) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN BY SUCH A PERSON ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR PROVISIONS OF ANY SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR SIMILAR EXEMPTIONS UNDER SIMILAR LAW OR OTHERWISE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF ANY SIMILAR LAW, AND (B) DIRECTS THE TRUSTEE TO INVEST IN THE ASSETS HELD IN THE TRUST PURSUANT TO THE TERMS AND CONDITIONS OF THE BASIC AGREEMENT, THIS TRUST SUPPLEMENT, THE INTERCREDITOR AGREEMENT, EACH PARTICIPATION AGREEMENT AND THE PARENT GUARANTEE. CERTAIN TERMS USED IN THIS PARAGRAPH SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

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Section 4.03      Book-Entry Provisions for Global Certificates. (a) DTC Participants shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its DTC Participants, the operation of customary practices governing the exercise of the rights of a holder of any Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record Cede & Co. or another nominee of DTC as the registered holder of such Global Certificate.

(a)            Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of DTC, its successor or such successor’s nominees. Beneficial interests in Global Certificates may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 3.05(d) of the Basic Agreement and this Section 4.03. Beneficial interests in Global Certificates shall be delivered to all beneficial owners thereof in the form of Definitive Certificates, only if (i) DTC notifies the Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary for the Global Certificates, and a successor depositary is not appointed by the Trustee within 90 days of such notice, (ii) either the Company or Parent, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence and during the continuance of an Event of Default, Certificateholders with Fractional Undivided Interests aggregating not less than a majority in interest in all Fractional Undivided Interests in the Trust advise the Trustee, the Company, Parent and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the = Certificateholders’ best interests. None of the Company, Parent nor the Trustee shall be liable if any such Person is unable to locate a qualified successor clearing system.

(b)            [Reserved]

(c)            In connection with the transfer of the entire amount of a Global Certificate to the beneficial owners thereof pursuant to the third sentence of paragraph (b) of this Section 4.03, such Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver to each beneficial owner, in exchange for the beneficial interest thereof in such Global Certificate, an equal aggregate face amount of Definitive Certificates of authorized denominations, in each case as such beneficial owner and related aggregate face amount shall have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Trustee. None of the Company, the Parent, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such registration instructions and each such Person may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of any Definitive Certificate, the Trustee shall recognize the Person in whose name such Definitive Certificate is registered in the Register as a Certificateholder hereunder.

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(d)            The registered Holder of a Global Certificate may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Agreement or the Certificates.

(e)            Neither the Company, the Parent, nor the Trustee, nor the Registrar, nor the Paying Agent shall have any responsibility or liability for: (i) any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates, (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (iii) the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operation or any other statutory, regulatory, contractual or customary procedures governing their obligations.

Article V

DISTRIBUTION; STATEMENTS TO CERTIFICATEHOLDERS

Section 5.01      Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution to the Certificateholders a statement, giving effect to the distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate face amount of Certificates as to clauses (ii) and (iii) below):

(i)            the aggregate amount of funds distributed on such Distribution Date under this Agreement, indicating the amount, if any, allocable to each source (including any portion thereof paid by the Liquidity Provider);

(ii)           the amount of such distribution under this Agreement allocable to principal and the amount allocable to Premium (if any);

(iii)          the amount of such distribution under this Agreement allocable to interest (including any portion thereof paid by the Liquidity Provider); and

(iv)          the Pool Balance and the Pool Factor.

With respect to the Certificates registered in the name of DTC or its nominee, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will provide to DTC the statements listed above to post on its Internet bulletin board for all the DTC Participants reflected on DTC’s books as holding interests in the Certificates on such Record Date.

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(b)            Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law (without extensions), the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii) and (a)(iii) above for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder may reasonably request as necessary for the purpose of such Certificateholder’s preparation of its United States federal income tax returns or foreign income tax returns. With respect to Certificates registered in the name of DTC or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by DTC and shall be delivered by the Trustee to DTC to be available for forwarding by DTC to the DTC Participants and to the holders of interests in the Certificates.

(c)            Promptly following the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Trust, the Trustee shall furnish to Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the date of such early redemption, purchase or default, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. The Trustee will send electronically, in accordance with DTC’s applicable procedures, to DTC the statement described above and will make available additional copies as requested by DTC for forwarding to DTC Participants and holders of interests in the Certificates.

(d)            The provisions of this Section 5.01 supersede and replace the provisions of Section 4.03 of the Basic Agreement in their entirety with respect to the Trust.

Article VI

DEFAULT

Section 6.01      Purchase Rights of Certificateholders. (a) By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buy-Out Event:

(i)            [Reserved]

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(ii)           if any Additional Certificates are issued by an Additional Trust, so long as no Junior Additional Certificateholder (if any) has elected to exercise its rights to purchase Certificates and any senior Additional Certificates, if any, pursuant to, and given notice of such election in accordance with, this Section 6.01(a) (upon such election and notification thereof, the right specified in this Section 6.01(a)(ii) of the applicable Additional Certificateholder shall be suspended and (x) upon consummation of the purchase pursuant to such election, be terminated with respect to such Certificate Buy-Out Event, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be revived), each Additional Certificateholder (other than the Company, the Parent or any of their respective Affiliates) shall have the right (which shall not expire upon any purchase of the Certificates pursuant this clause) to purchase all, but not less than all, of the Certificates and any Additional Certificates ranked senior, in priority of payment of “Expected Distributions” therefor under the Intercreditor Agreement, to the Additional Certificates held by the purchasing Additional Certificateholder upon ten days’ prior written irrevocable notice to the Trustee, the trustee of any Additional Trust with respect to any Additional Certificates that rank senior, in priority of payment of “Expected Distributions” therefor under the Intercreditor Agreement, to the Additional Certificates held by the purchasing Additional Certificateholder and each other Additional Certificateholder of the same class, on the third Business Day following the expiration of such ten-day notice period, provided that (A) if prior to the end of such ten-day period any other Additional Certificateholder(s) of such class (other than the Company, the Parent or any of their respective Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder(s) want(s) to participate in such purchase, then such other Additional Certificateholder(s) (other than the Company, the Parent or any of their respective Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Certificates and such senior Additional Certificates pro rata based on the Fractional Undivided Interest in the applicable Additional Trust held by each such Additional Certificateholder and (B) upon consummation of such purchase no Additional Certificateholder of such class shall have a right to purchase the Certificates, and such senior Additional Certificates pursuant to this Section 6.01(a)(ii) during the continuance of such Certificate Buy-Out Event, and

(iii)          if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 6.01(a) (and to receive notice in connection therewith) as the Holders of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Certificates shall be equal to the Pool Balance of the Certificates, together with accrued and unpaid interest in respect thereof to the date of such purchase, and any other amounts then due and payable to the Certificateholders under this Agreement, the Intercreditor Agreement, any Equipment Note held as the property of the Trust or the related Indenture, the Parent Guarantee and Participation Agreement or on or in respect of the Certificates but without any Premium, provided, however, that if such purchase occurs after the Record Date relating to any Distribution Date, such purchase price shall be reduced by the amount to be distributed hereunder on such related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholders as of such Record Date); provided further that no such purchase of Certificates pursuant to this Section 6.01(a) shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement, the applicable Additional Trust Agreement (if any) or the applicable Refinancing Trust Agreement (as the case may be), and the Intercreditor Agreement, all of the Certificates and, if applicable, the Additional Certificates, if any, and the Refinancing Certificates, if any, that in each case rank senior, in priority of payment of “Expected Distributions” therefor under the Intercreditor Agreement. Each payment of the purchase price of the Certificates referred to in the first sentence of this paragraph shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 6.01(a). Each Certificateholder agrees by its acceptance of its Certificate that it will, upon payment from such Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except as to its own acts) all of the right, title, interest and obligation of such Certificateholder in this Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Documents and all Certificates held by such Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser(s) shall assume all of such Certificateholder’s obligations under this Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Documents and all such Certificates. The Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Certificateholder to deliver any Certificate and, upon such a purchase, (i) the Certificateholders shall have no further rights with respect to the Certificates and (ii) if the purchaser(s) shall so request, each such Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement and the applicable provisions of this Trust Supplement to enable new Certificates to be issued to the purchaser(s) in such denominations otherwise authorized under this Agreement as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the purchaser(s) thereof.

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(b)            This Section 6.01 supplements and, to the extent inconsistent with any provision of Section 6.01(d) of the Basic Agreement, replaces the provisions of Section 6.01(d) of the Basic Agreement. Notwithstanding anything to the contrary set forth herein or in any Operative Agreement, the provisions of this Section 6.01 may not be amended in any manner without the consent of each Certificateholder and each Additional Certificateholder (if any) or, as the case may be, Refinancing Certificateholder (if any) (in each case, other than the Company, the Parent or any of their respective Affiliates in its respective capacity as a Certificateholder) that would be adversely affected thereby; provided that the purchase price under this Section 6.01 (as in effect on the date hereof) for any Certificate held by the Company, the Parent or any of their respective Affiliates shall not be modified without the prior written consent of the Company or Parent, as applicable. For the avoidance of doubt, if a Certificate Buy-Out Event ceases to exist and another Certificate Buy-Out Event occurs and is continuing, the purchase rights set forth in Section 6.01(a) shall be revived notwithstanding any exercise of such rights during the continuance of any preceding Certificate Buy-Out Event.

Article VII

THE TRUSTEE

Section 7.01      Delivery of Documents; Delivery Dates. (a) In accordance with the direction of each Certificateholder deemed given pursuant to Section 3.02(h) of this Trust Supplement, the Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement on or prior to the date of the initial issuance of the Certificates (the “Issuance Date”), in the form delivered to the Trustee by the Company, and (ii) subject to the terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement or Section 4.03 of this Trust Supplement, the Trustee shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 7.01(a) supersede and replace the first three sentences of Section 2.02(a) of the Basic Agreement and the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Trust.

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(b)            On the Issuance Date the Trustee shall enter into and perform its obligations under the Participation Agreement (the “Applicable Participation Agreement”) with respect to each Aircraft and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. Upon satisfaction of the conditions specified in the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the Certificates on the Issuance Date. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. The provisions of this Section 7.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Trust, and no provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall apply to the Trust.

(c)            With respect to the Trust, Section 4.01(b) of the Basic Agreement is superseded and replaced in its entirety with the following: “The Trustee shall establish and maintain on behalf of the Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement or the Intercreditor Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.”

(d)            With respect to the Trust, the second sentence of Section 4.02(c) of the Basic Agreement shall be superseded and replaced in its entirety with the following sentence: “Subject to the provisions of the Intercreditor Agreement: (i) in the event of redemption or purchase of Equipment Notes held in the Trust, such notice shall be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase; and (ii) in the case of any other Special Payments, such notice of Special Payment shall be sent as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter.”

(e)            With respect to the Trust, clause (ii) of the third sentence of Section 4.02(c) of the Basic Agreement shall be amended by deleting in its entirety the parenthetical phrase “(taking into account any payment to be made by the Responsible Party pursuant to Section 2.02(b)).”

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Section 7.02      [Reserved].

Section 7.03      The Trustee. (a) Subject to Section 7.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Parent Guarantee or the Intercreditor Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company or the other parties thereto (other than the Trustee), except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Certificate and the Intercreditor Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b)            The Trustee shall at all times be a bank or trust company, organized and doing business under the laws of the United States or any state thereof, a substantial part of the business of which consists of (i) receiving deposits and making loans or (ii) exercising fiduciary powers similar to those permitted to national banks by the Comptroller of the Currency, and which is subject to supervision and examination by state or federal authority having supervision over banking institutions.

Section 7.04      Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a)            the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Certificates and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Certificates and the Note Documents to which it is or is to become a party;

(b)            the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Certificates and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

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(c)            the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Certificates and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d)            this Trust Supplement, the Intercreditor Agreement, the Certificates and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 7.05      Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which are attributable to the Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Intercreditor Agreement.

Article VIII

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 8.01      [Reserved]

Section 8.02      Supplemental Agreements Without Consent of Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, (i) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), any Participation Agreement, (b) references in clauses (4), (5) and (7) of such Section 9.01 to “any Intercreditor Agreement, any Liquidity Facility or the Parent Guarantee” shall also be deemed to refer to “the Intercreditor Agreement, Liquidity Facility, any Participation Agreement or the Parent Guarantee”, (c) references to “any Intercreditor Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or the Parent Guarantee” and to “any Intercreditor Agreement, any Liquidity Facility or the Parent Guarantee” in clause (8) of such Section 9.01 shall also be deemed to refer to “the Intercreditor Agreement, any Indenture, the Liquidity Facility, any Participation Agreement or the Parent Guarantee”, and (d) the reference to “this Basic Agreement or any Trust Supplement” in clause (13) of such Section 9.01 shall also be deemed to refer to “any Participation Agreement or the Parent Guarantee”, (ii) under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time, enter into one or more agreements supplemental to any Operative Agreement to provide for the formation of one or more Additional Trusts in existence at any one time, the issuance of one or more Classes of Additional Certificates from time to time, the purchase by any Additional Trust of applicable Additional Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 8.01(d) of the Intercreditor Agreement, (iii) under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time, enter into one or more agreements supplemental to any Operative Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of one or more Classes of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 8.01(c) of the Intercreditor Agreement, and (iv) under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the request of the Company at any time and from time to time, enter into one or more agreements supplemental to any Operative Agreement to provide for the substitution of any Aircraft pursuant to Section 7.04(f) of the related Indenture and other matters incidental thereto. In addition, the following provisions of Section 9.01 of the Basic Agreement shall be amended, with respect to the Trust, as follows: (A) Section 9.01(6) of the Basic Agreement shall be amended by inserting the phrase “(or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary,” after the phrase “any exchange or quotation system on which the Certificates of any series are listed” but before the phrase “or of any regulatory body”; (B) Section 9.01(7) of the Basic Agreement shall be amended by inserting the phrase “to establish or” after the phrase “to such extent as shall be necessary” but before the phrase “to continue”; and (C) Section 9.01(8) of the Basic Agreement shall be amended by replacing the phrase “and to add to or change” with the phrase “, or to evidence the substitution of a Liquidity Provider with a Replacement Liquidity Provider, to provide for a Replacement Liquidity Facility or to incorporate appropriate mechanics for multiple instruments for a Replacement Liquidity Facility for a single Trust, all as provided in any Intercreditor Agreement; or to add to or change”.

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Section 8.03      Supplemental Agreements with Consent of Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Liquidity Facility or the Parent Guarantee or modifying in any manner the rights and obligations of the Certificateholders under the Liquidity Facility or the Parent Guarantee.

Section 8.04      Consent of Trustees for Amendment of Section 6.01. Notwithstanding any provision in Section 8.02 or Section 8.03 of this Trust Supplement to the contrary, no amendment or modification of Section 6.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

Section 8.05      Amendment of Section 7.12(c) of the Basic Agreement. For purposes of this Agreement, references to the term “corporation” as used in Section 7.12(c) of the Agreement shall be deemed to include a bank or trust company.

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Article IX

[RESERVED]

Article X

MISCELLANEOUS PROVISIONS

Section 10.01      Final Termination Date. The respective obligations and responsibilities of the Company and the Trustee created hereby and the Trust created hereby shall terminate upon the distribution to all Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust created hereby continue beyond provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

Section 10.02      Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. To the extent that any provisions of the Basic Agreement are superseded by any provisions of this Trust Supplement, any reference to such provisions of the Basic Agreement herein or in the Basic Agreement shall be deemed to be to such provisions of this Trust Supplement.

Section 10.03      Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 10.04      Counterparts. This Trust Supplement may be executed in any number of counterparts (and each of the parties shall not be required to execute the same counterpart). Each counterpart of this Trust Supplement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Trust Supplement, but all of such counterparts together shall constitute one instrument.

Section 10.05      Intention of Parties. The parties hereto intend that the Trust be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I, Subchapter J, Chapter 1 of Subtitle A of the Code, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder of, and each Person acquiring a beneficial interest in, a Certificate, by its acceptance of its Certificate or a beneficial interest therein, agrees to treat the Trust as a grantor trust for all United States federal, state and local income tax purposes. The Trustee shall not be authorized or empowered to do anything that would cause the Trust to fail to qualify as a grantor trust for such tax purposes (including as subject to this restriction, acquiring any Aircraft by bidding the Equipment Notes relating thereto or otherwise, or taking any action with respect to any such Aircraft once acquired). The Trustee shall apply for a United States federal taxpayer identification number with respect to the Trust.

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Section 10.06      Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Agreements hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

Section 10.07      Successor and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 10.08      Normal Commercial Relations. Anything contained in this Agreement to the contrary notwithstanding, the Trustee and any Certificateholder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking and other commercial relationships, with the Company fully to the same extent as if this Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

Section 10.09      No Recourse against Others. No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company, the Parent or any successor Person shall have any liability for any obligations of the Company, the Parent or any successor Person, either directly or through the Company, the Parent or any successor Person, under the Certificates, this Agreement or the Parent Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision of by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Certificate, each Certificateholder agrees to the provisions of this Section 10.09 and waives and releases all such liability. Such waiver and release shall be part of the consideration for the issue of the Certificates.

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Section 10.10      U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. Each party to this Trust Supplement agrees for itself that it will provide the Trustee with such information relating to such party as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

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IN WITNESS WHEREOF, the parties have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized as of the date first written above.

FEDERAL EXPRESS CORPORATION

By:	/s/ Herbert C. Nappier
Name: Herbert C. Nappier
Title: Treasurer

[Signature Page to Trust Supplement No. 2020-1AA]

Wilmington Trust Company, as Trustee

By:	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Vice President

[Signature Page to Trust Supplement No. 2020-1AA]

DPW Draft: July 21, 2020

EXHIBIT A to
TRUST SUPPLEMENT NO. 2020-1AA

FORM OF CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT EITHER (1) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE OR AN INTEREST HEREIN, OR (2) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN BY SUCH A PERSON ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR PROVISIONS OF ANY SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR SIMILAR EXEMPTIONS UNDER SIMILAR LAW OR OTHERWISE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF ANY SIMILAR LAW, AND (B) DIRECTS THE TRUSTEE TO INVEST IN THE ASSETS HELD IN THE TRUST PURSUANT TO THE TERMS AND CONDITIONS OF THE BASIC AGREEMENT, THIS TRUST SUPPLEMENT, THE INTERCREDITOR AGREEMENT, EACH PARTICIPATION AGREEMENT AND THE PARENT GUARANTEE. CERTAIN TERMS USED IN THIS PARAGRAPH SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

* This legend to appear on Book-Entry Certificates to be deposited with The Depositary Trust Company.

[GLOBAL CERTIFICATE]†

FEDEX PASS THROUGH TRUST 2020-1AA
FEDEX PASS THROUGH CERTIFICATE, SERIES 2020-1AA

Final Expected Regular Distribution Date: February 20, 2034

evidencing a fractional undivided interest in the Trust,
the property of which includes or will include, among
other things, certain Equipment Notes each secured by
an Aircraft owned by Federal Express Corporation

Certificate No. _____	$_________ Fractional Undivided Interest representing ___% of the Trust per $1,000 face amount	CUSIP No. [ ] ISIN No. [ ]

THIS CERTIFIES THAT                , for value received, is the registered owner of a $              (          dollars) Fractional Undivided Interest (or such lesser amounts as shall be the aggregate outstanding face amount hereof as set forth in the records of the Trustee) in the FedEx Pass Through Trust, Series 2020-1AA (the “Trust”) created by Wilmington Trust Company, as successor trustee (together with any successor in interest and any successor or other trustee appointed pursuant to the Trust Supplement referred to below, the “Trustee”) under a Pass Through Trust Agreement, dated as of August 13, 2020 (the “Basic Agreement”), between the Trustee and Federal Express Corporation, a Delaware corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company”), as supplemented by Trust Supplement No. 2020-1AA thereto dated as of August 13, 2020 (collectively, and as may be amended from time to time, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “FedEx Pass Through Certificates, Series 2020-1AA” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by all of the provisions of the Agreement and the Intercreditor Agreement, including the subordination provisions of Section 9.09 of the Intercreditor Agreement. The Trust Property is expected to include certain Equipment Notes and includes all rights of the Trust and the Trustee, on behalf of the Trust, to receive any payments under the Intercreditor Agreement, the Liquidity Facility and the Parent Guarantee. Each issue of the Equipment Notes will be secured by, among other things, a security interest in the Aircraft owned by the Company.

† To be included on the face of each Global Certificate.

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and will have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each February 20 and August 20 (each, a “Regular Distribution Date”), commencing on February 20, 2021, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the applicable Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day and no interest shall accrue during the intervening period. The Trustee shall mail (or in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distributions shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, the Parent, the Trustee, the Subordination Agent, any Loan Trustee or any Affiliate of any thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for any payment or distribution to such Certificateholder pursuant to the terms of the Agreement and that it will not have any recourse to the Company, the Parent, the Trustee, the Loan Trustees or any Affiliate of any thereof except as otherwise expressly provided in the Agreement, in any Note Document or in the Intercreditor Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Company, the Parent and the rights of the Certificateholders under the Agreement, at any time by the Company, the Parent and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) Fractional Undivided Interest and integral multiples of $1,000 in excess thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Company, the Parent, the Trustee, the Registrar and any Paying Agent shall deem and treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Parent, the Trustee, the Registrar or any such agent shall be affected by any notice to the contrary.

Each Certificateholder and Person with a beneficial interest herein, by its acceptance of this Certificate or such interest, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to (a) represent and warrant to the Company, the Parent, the Loan Trustees and the Trustee that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein by such Person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of any Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law or otherwise will not constitute or result in a prohibited transaction under ERISA or the Code or a violation of any Similar Law and (b) direct the Trustee to invest the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions of the Basic Agreement, this Trust Supplement, the Intercreditor Agreement, each Participation Agreement and the Parent Guarantee.

THIS CERTIFICATE AND THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

FEDEX PASS THROUGH TRUST 2020-1AA

By:	Wilmington Trust Company, as Trustee

By:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Wilmington Trust Company, as Trustee

By:
Authorized Officer

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_______________________________________

Please print or typewrite name and address including zip code of assignee

_______________________________________

the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

Date: _________________	________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEE: __________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B to
TRUST SUPPLEMENT NO. 2020-1AA

DTC LETTER OF REPRESENTATIONS

EXHIBIT C to
TRUST SUPPLEMENT NO. 2020-1AA

FORM OF PARENT GUARANTEE

GUARANTEE

dated as of August [ ], 2020

from

FEDEX CORPORATION,

[__] Boeing [ ] Aircraft

GUARANTEE

GUARANTEE, dated as of [__], 2020 (as amended, modified or supplemented from time to time, this “Guarantee”), from FEDEX CORPORATION., a Delaware corporation (together with its permitted successors and assigns, the “Guarantor”), to the parties listed in Schedule I hereto (collectively, together with their successors and permitted assigns, the “Parties”, and, individually, a “Party”).

WHEREAS, Federal Express Corporation., a Delaware corporation (“Owner”), a direct wholly-owned subsidiary of the Guarantor, has entered into each those certain Indenture and Security Agreements, dated as of [__], 2020, (collectively, the “Indentures”), among Owner and [__], as Loan Trustee, with respect to each aircraft described in Schedule II hereto (and any aircraft substituted therefor pursuant to the related Indenture and Security Agreement), in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

WHEREAS, Owner has entered into each of those certain Participation Agreements dated as of [__], 2020 (collectively, “Participation Agreements”), among Owner, [__], as pass through trustee under each of the Pass Through Trust Agreements (the “Pass Through Trustee”), [__], as Subordination Agent (the “Subordination Agent”), [__], as Loan Trustee, and [__], in its individual capacity and as set forth therein;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Participation Agreements; and

WHEREAS, in order to finance the aircraft identified on Schedule II hereto (the “Aircraft”), Owner will issue the Equipment Notes under the Indentures;

NOW, THEREFORE, in order to induce the Pass Through Trustee to purchase the Equipment Notes and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.      Guarantee.

(a)          The Guarantor does hereby acknowledge that it is fully aware of the terms and conditions of the Indentures, the Participation Agreements, the Equipment Notes and the transactions and the other documents contemplated thereby, and does hereby irrevocably and fully and unconditionally guarantee, as primary obligor and not as surety merely, to the Parties, as their respective interests may appear, the payment by Owner of all payment obligations when due under the Indentures, the Participation Agreements the Equipment Notes (such obligations of Owner guaranteed hereby being hereafter referred to, individually, as a “Guaranteed Obligation” and, collectively, as the “Guaranteed Obligations”) in accordance with the terms of the Operative Documents.  The Guarantor does hereby agree that in the event that Owner fails to pay any Guaranteed Obligation when due for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of Owner, or the disaffirmance with respect to Owner of any Indenture[, Lease] or any other Operative Document to which Owner is a party in any such proceeding) after the date on which such Guaranteed Obligation became due and payable and the applicable grace period has expired, the Guarantor shall pay or cause to be paid forthwith, upon the receipt of notice from the Loan Trustee (such notice to be sent to Owner (to the extent the Loan Trustee is not stayed or prevented from doing so by operation of law) and the Guarantor) stating that such Guaranteed Obligation was not paid when due after the applicable grace period has expired and stating the amount of such Guaranteed Obligation.

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(b)          The obligations of the Guarantor hereunder shall not be, to the fullest extent permitted by law, affected by the genuineness, validity, regularity or enforceability (or lack thereof) of any of Owner’s obligations under any Indenture[, Lease] or any other Operative Document to which Owner is a party, any amendment, waiver or other modification of any Indenture[, Lease] or such other Operative Document (except that any such amendment or other modification shall be given effect in determining the obligations of the Guarantor hereunder), or by any substitution, release or exchange of collateral for or other guaranty of any of the Guaranteed Obligations (except to the extent that such substitution, release or exchange is not undertaken in accordance with the terms of the Operative Documents) without the consent of the Guarantor, or by any priority or preference to which any other obligations of Owner may be entitled over Owner’s obligations under any Indenture[, Lease] and the other Operative Documents to which Owner is a party, or by any other circumstance that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor including, without limitation, any defense arising out of any laws of the United States of America or of any State thereof which would excuse, discharge, exempt, modify or delay the due or punctual payment and performance of the obligations of the Guarantor hereunder.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the fullest extent permitted by law, affect the liability of the Guarantor hereunder: (a) the extension of the time for or waiver of, at any time or from time to time, without notice to the Guarantor, Owner’s performance of or compliance with any of its obligations under the Operative Documents (except that such extension or waiver shall be given effect in determining the obligations of the Guarantor hereunder), (b) any assignment, transfer, lease or other arrangement by which Owner transfers possession or loses control of the use of any Aircraft, (c) any defect in the title, condition, design, operation or fitness for use of, or damage to or loss or destruction of, any Aircraft, whether or not due to the fault of Owner, (d) any merger or consolidation of Owner or the Guarantor into or with any other Person, or any sale, transfer, lease or disposal of any of its assets, (e) any issuance of Additional Series Equipment Notes or (f) any change in the ownership of any shares of capital stock of Owner.

(c)          This Guarantee is an absolute, present and continuing guaranty of payment and performance and not of collection and is in no way conditional or contingent upon any attempt to collect from Owner any unpaid amounts due.  The Guarantor specifically agrees, to the fullest extent permitted by law, that it shall not be necessary or required, and that the Guarantor shall not be entitled to require, that any Party (i) file suit or proceed to obtain or assert a claim for personal judgment against Owner for the Guaranteed Obligations, or (ii) make any effort at collection of the Guaranteed Obligations from Owner, or (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Guaranteed Obligations, including the Collateral (as defined in the Indentures), or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Guaranteed Obligations, or make any effort at collection of the Guaranteed Obligations from any such other Person, or exercise or assert any other right or remedy to which any Party is or may be entitled in connection with the Guaranteed Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of Owner or any other guarantor or other Person liable for the Guaranteed Obligations, or any part thereof, before or as a condition of enforcing the liability of the Guarantor under this Guarantee or requiring payment of said Guaranteed Obligations by the Guarantor hereunder, or at any time thereafter.

2

Section 2.      No Implied Third Party Beneficiaries.  This Guarantee shall not be deemed to create any right in any Person except a Party and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

Section 3.      Waiver; No Set-off; Reinstatement; Subrogation.  The Guarantor waives notice of the acceptance of this Guarantee and of the performance or nonperformance by Owner, demand for payment from Owner or any other Person, notice of nonpayment or failure to perform on the part of Owner, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment hereunder and notice provided for in Section 1 hereof.  The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all Guaranteed Obligations and, without limiting the generality of the foregoing, to the extent not prohibited by applicable law, shall not be released, discharged or otherwise affected by the existence of any claims, set-off, defense or other rights that the Guarantor may have at any time and from time to time against any Party, whether in connection herewith or any unrelated transactions.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Party upon the insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to Owner or otherwise, all as though such payment had not been made.  The Guarantor, by virtue of any payment hereunder to a Party, shall be subrogated to such Party’s claim against Owner or any other Person relating thereto; provided, however, that the Guarantor shall not be entitled to receive payment from Owner in respect of any claim against Owner arising from a payment by the Guarantor in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings relating to Owner, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of Owner, whether or not involving insolvency or bankruptcy proceedings, in which case the Guaranteed Obligations shall be paid and performed in full before any payment in respect of a claim by the Guarantor shall be made by or on behalf of Owner.

3

Section 4.      Amendments, Etc.  No amendment of or supplement to this Guarantee, or waiver or modification of, or consent under, the terms hereof, shall be effective unless evidenced by an instrument in writing signed by the Guarantor and each Party against whom such amendment, supplement, waiver, modification or consent is to be enforced.

Section 5.      Payments.  All payments by the Guarantor hereunder in respect of any Obligation shall be made in Dollars and otherwise as provided in the relevant Indenture, the relevant Participation Agreement or the relevant Equipment Note in which such Guaranteed Obligation is contained.

Section 6.      Integration; Counterparts; Successors and Assigns; Headings.  This Guarantee (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Guarantor and the Parties, with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (c) shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of, and shall be enforceable by, each of the Parties to the fullest extent permitted by applicable laws.  The headings in this Guarantee are for purposes of reference only, and shall not limit or otherwise affect the meanings hereof.

Section 7.      Notices.  All requests, notices or other communications hereunder shall be in writing, addressed as follows:

If to the Guarantor:

FedEx Corporation

942 South Shady Grove Road

Memphis, TN 38120

Attention:  Treasurer

If to a Party:

to the address or telecopy number set forth in the Participation Agreements

All requests, notices or other communications shall be given in the manner, and shall be effective at the times and under the terms, set forth in Section 7.01 of the Participation Agreements.

Section 8.      No Waivers.  No failure on the part of any Party to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

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Section 9.      Severability.  To the fullest extent permitted by applicable law, any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Operative Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.    GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  THIS GUARANTEE IS BEING DELIVERED IN NEW YORK, NEW YORK.

[Signature Pages Follow]

5

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the day and year first written above.

FEDEX CORPORATION

By:
Name:
Title:

[Signature Page to Guarantee]

SCHEDULE I

TO GUARANTEE

PARTIES

[__], as Pass Through Trustee

[__], as Subordination Agent

[__], as Loan Trustee

SCHEDULE II

TO GUARANTEE

AIRCRAFT

U.S. Registration Mark	MSN #	Aircraft Type	Engine Model Type
N[__]	[__]	[__]	[__]
N[__]	[__]	[__]	[__]

Trust Supplement No. 2020-1AA

SCHEDULE I to
TRUST SUPPLEMENT NO. 2020-1AA

EQUIPMENT NOTES,
PRINCIPAL AMOUNTS, MATURITIES AND AIRCRAFT

Initial Principal Amount of Equipment Notes	Maturity	Aircraft	Aircraft Registration Number
$32,875,000	August 20, 2035	Boeing 767-300F	N126FE
33,702,000	August 20, 2035	Boeing 767-300F	N130FE
34,397,000	August 20, 2035	Boeing 767-300F	N135FE
34,567,000	August 20, 2035	Boeing 767-300F	N138FE
35,424,000	August 20, 2035	Boeing 767-300F	N144FE
36,878,000	August 20, 2035	Boeing 767-300F	N151FE
36,998,000	August 20, 2035	Boeing 767-300F	N153FE
37,487,000	August 20, 2035	Boeing 767-300F	N155FE
39,040,000	August 20, 2035	Boeing 767-300F	N168FE
39,614,000	August 20, 2035	Boeing 767-300F	N172FE
41,432,000	August 20, 2035	Boeing 767-300F	N180FE
42,259,000	August 20, 2035	Boeing 767-300F	N183FE
42,380,000	August 20, 2035	Boeing 767-300F	N184FE
70,607,000	August 20, 2035	Boeing 777-200F	N869FD
76,874,000	August 20, 2035	Boeing 777-200F	N897FD
79,830,000	August 20, 2035	Boeing 777-200F	N877FD
80,702,000	August 20, 2035	Boeing 777-200F	N891FD
84,522,000	August 20, 2035	Boeing 777-200F	N876FD
90,412,000	August 20, 2035	Boeing 777-200F	N845FD
$970,000,000

Trust Supplement No. 2020-1AA

SCHEDULE II to
TRUST SUPPLEMENT NO. 2020-1AA

NOTE DOCUMENTS

Participation Agreement
Indenture

Parent Guarantee
Manufacturer’s Consent (as defined in any applicable Indenture)

For each of the aircraft listed in Schedule I.

Trust Supplement No. 2020-1AA